Exhibit 99.3

Orion Securities Inc.
BCE Place
181 Bay Street
Suite 3100
P.O. Box 830
Toronto, Ontario
M5J 2T3

Telephone: (416) 848-3500
http://www.orionsecurities.ca

February 17, 2004

CONFIDENTIAL

SMTC Corporation and

SMTC Manufacturing Corporation of Canada

635 Hood Road

Markham, Ontario

Canada L3R 4N6

Attention:	John E. Caldwell
President and Chief Executive Officer, SMTC Corporation
President and Chief Executive Officer, SMTC Manufacturing Corporation of Canada

Dear Sir:

Re: C$40,020,000 Bought Deal of Special Warrants

Orion Securities Inc., on behalf of itself and the underwriters referred to under “Syndication” in Schedule “A”, (the “Underwriters”) hereby offers to purchase, on a bought deal basis, 33,350,000 Special Warrants of SMTC Manufacturing Corporation of Canada (the “Units”) at a price of C$1.20 per Special Warrant (“the Offering Price”), subject to the terms and conditions described in Schedule “A” (the “Offering”).

To accept this offer, please execute this letter where indicated below and return a copy thereof (by original or telecopier at 416-848-3650) to Orion Securities Inc. (the “Lead Underwriter”) (Attention: Mark McQueen) on or before 8:30 a.m. (Toronto time) on February 17, 2004 at which time it will be subject to reconfirmation by the Lead Underwriter by 9:15 a.m. on February 17, 2004.

Respectfully,

ORION SECURITIES INC.

Per:	/s/ Mark McQueen
Mark McQueen
Managing Director
Head of Technology Investment Banking

Accepted and agreed this 17th day of February, 2004.

SMTC CORPORATION		SMTC MANUFACTURING CORPORATION OF CANADA

Per:	/s/ John E. Caldwell	Per:	/s/ John E. Caldwell
	John E. Caldwell		John E. Caldwell
	President and Chief Executive Officer		President and Chief Executive Officer

I am authorized to bind the Company

Reconfirmed on this 17th day of February, 2004.

ORION SECURITIES INC.

Per:	/s/ Mark McQueen
Mark McQueen
Managing Director
Head of Technology Investment Banking

SCHEDULE “A”

SMTC Manufacturing Corporation of Canada

C$40,020,000

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

Issuer:	SMTC Manufacturing Corporation of Canada (“SMTC Canada” or the “Company”), an indirect wholly-owned subsidiary of SMTC Corporation (“SMTC”).

Issue:	33,350,000 Special Warrants (the “Special Warrants”). Each Special Warrant will be exercisable for one unit (collectively “Units”) comprised of one exchangeable share of SMTC Canada (an “Exchangeable Share”) and one half share purchase warrant bearing the attributes described herein (the “Warrants”), subject to adjustment in certain circumstances, without payment of additional consideration.

Subscription Price:	C$1.20 per Special Warrant.

Amount:	C$40,020,000.

Use of Proceeds:	To repay indebtedness and for general corporate purposes including working capital.

Syndicate:	Orion Securities Inc. (and its U.S. broker dealer affiliate) (“Orion”) shall act as “Lead Underwriter”. Orion may syndicate a portion of the offering (any syndicate members, together with the Lead Underwriter, the “Underwriters”).

	Orion Securities Inc:	45%

	CIBC World Markets Inc.:	45%

	GMP Securities Limited:	10%

Option:	The Underwriters will have the option to purchase an additional 15% of the offer subject to the same price and terms, up until 48 hours prior to Closing.

Exchangeable Shares:	The Exchangeable Shares will be listed on the Toronto Stock Exchange (the “TSX”) and will constitute securities that are Canadian property for Canadian income tax purposes and that provide holders with a security that is, as nearly as practicable, functionally and economically equivalent to shares of common stock of SMTC (“Common Shares”) that are quoted on the NASDAQ.

Exchange Privilege:	Each Exchangeable Share will be exchangeable at the option of the holder, at any time, for one Common Share of SMTC. On or after July 27, 2015, subject

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

to acceleration in certain circumstances, SMTC Canada (or one of its affiliates) will redeem all of the outstanding Exchangeable Shares by delivering Common Shares to holders of the Exchangeable Shares on a one-for-one basis (subject to adjustment in certain circumstances).

Voting Rights:	Through a voting and exchange trust agreement, holders of the Exchangeable Shares have voting rights with respect to SMTC which are functionally equivalent to those they would have upon an exchange of Exchangeable Shares for Common Shares.

Dividend and Liquidation Rights:	Holders of Exchangeable Shares are entitled to dividend and liquidation rights that are, as nearly as practicable, economically equivalent to those of holders of Common Shares.

Support Agreement:	SMTC Canada and SMTC have agreed to take all necessary steps to maintain the economic equivalency of the Exchangeable Shares and the Common Shares and will agree to take all necessary steps to ensure that such economic equivalency applies to the Exchangeable Shares issuable upon exercise or deemed exercise of the Special Warrants.

Eligibility:	The Exchangeable Shares will be qualified investments under the Income Tax Act (Canada) for trusts governed by RRSPs, RRIFs and DPSPs, as well as under the usual investment statutes. The Common Shares issuable upon the exchange of the Exchangeable Shares (the “Underlying Common Shares”) will be foreign property for purposes of the Income Tax Act (Canada).

Special Warrants:	Subject to the terms of the escrow referred to below under “Escrow”, the Special Warrants will be exercisable by the holders thereof, on a one-for-one basis for Units, subject to adjustment in certain circumstances, without payment of additional consideration, at any time on or before 5:00 p.m. (Toronto time) on the date (the “Expiry Date”) that is the earlier of: (i) the 6th business day after the date that a receipt is issued by the securities regulatory authority in the Qualifying Jurisdiction (as defined below) in which the holder is resident (holders of Special Warrants resident outside of Canada shall be deemed to be residents of Ontario for these purposes) for a (final) prospectus qualifying the distribution of the Units (the “Prospectus Qualification Date”); and (ii) the first business day following the date which is 12 months after the Closing Date. Special Warrants not exercised prior to the Expiry Date will be deemed to have been exercised by the warrant agent on behalf of the holders, without any further action on the part of the holders, at 4:59 p.m. (Toronto time) on the Expiry Date.

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

Qualification of Units and Registration of Underlying Common Shares:

The Company and SMTC covenant and agree to, (i) file a preliminary prospectus (in respect of which the Underwriters and their legal counsel shall have an opportunity to participate) in respect of the issuance and distribution of the Units in each of the Qualifying Jurisdictions as soon as practicable following the Closing Date, (ii) resolve all comments received or deficiencies raised by the various securities regulatory authorities in the Qualifying Jurisdictions as expeditiously as possible, (iii) file and obtain receipts for a (final) prospectus (the “Final Prospectus”) in each Qualifying Jurisdiction (in respect of which the Underwriters and their counsel shall have an opportunity to participate) which qualifies the issuance and distribution of the Units as soon as possible after such regulatory comments and deficiencies have been resolved and in no event later than 5:00 p.m. (Toronto time) on the date that is 90 days after the Closing Date (the “Prospectus Qualification Deadline”), and (iv) file a registration statement (the “Registration Statement”) with the SEC registering the Underlying Common Shares and to take such other steps as may be necessary to ensure the free tradability of the Underlying Common Shares as soon as possible but in no event later than the date that is 120 days after the Closing Date (the “Registration Qualification Deadline”).

The Certificate of SMTC Canada in any Preliminary Prospectus and the Final Prospectus shall be signed by the Chair of the Audit Committee as one of the two individuals signing on behalf of the Board of Directors.

Dilution:	If the Prospectus Qualification Date does not occur on or before the Prospectus Qualification Deadline or if the date on which the Registration Statement becomes effective does not occur on or before the Registration Qualification Deadline, each Special Warrant exercised after the Prospectus Qualification Deadline shall entitle the holder thereof to receive 1.1 Units without payment of additional consideration.

Subscription:	Persons wishing to subscribe for Special Warrants must complete and sign a Subscription Agreement (including a TSX private placement questionnaire and undertaking and any other required supporting documents) and deliver a certified cheque in the amount of the Subscription Price per Special Warrant to Orion on or before 12:00 noon on the business day before the Closing Date. Subscriptions must comply with applicable securities laws regarding private placements.

Resale Restrictions:	The Special Warrants will be issued pursuant to exemptions from prospectus requirements and will be subject to resale restrictions. In the event that the Company is unable to obtain a receipt for the (final) prospectus in a Qualifying Jurisdiction, the Units may be subject to statutory hold periods during which these securities may not be resold in such Qualifying Jurisdiction. In addition, any Special Warrant exercised prior to the issuance of a receipt for the (final)

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

prospectus by the securities regulatory authority in such holder’s Qualifying Jurisdiction may be subject to statutory restrictions on the resale of the Units acquired thereby.

If no prospectus is filed as contemplated herein during the four month period following Closing, the Special Warrants will be automatically exchanged into Units. SMTC Canada represents that it is a qualifying issuer for purposes of Multilateral Instrument 45-102.

In the event that SMTC is unable to cause the registration statement filed with the SEC in the U.S. to become effective or is otherwise unable to ensure the free tradability of the Underlying Common Shares, the Underlying Common Shares will be subject to statutory hold periods during which they may not be resold in Canada or the United States.

Listing:	SMTC Canada will apply to list the Exchangeable Shares on the TSX. SMTC will apply for a quotation of the Underlying Common Shares on the NASDAQ.

Offering Basis:	Orion will act as lead underwriter of SMTC Canada to sell the Special Warrants to purchasers, and arrange for substitute purchasers (the “Purchasers”) on a private placement basis in all jurisdictions in Canada and such other jurisdictions as Orion and SMTC Canada may agree upon (the “Qualifying Jurisdictions”) pursuant to applicable prospectus exemptions. Private placements of Special Warrants may also be made to U.S. persons on a basis exempt from applicable registration requirements. Completion of the offering (“Closing”) will be contingent upon, among other things, the Underwriters’ due diligence not having identified any material adverse information or misrepresentation relating to SMTC or any of its affiliates that, at the time of reconfirmation of this offer, has not been publicly disclosed (for greater certainty, the Underwriters acknowledge that SMTC and SMTC Canada have provided the Underwriters with a copy of their press release to be issued immediately following reconfirmation of this offer disclosing an overview of Q4 2003 results and certain other matters), if required, the approval of the terms and conditions of the offering by the applicable regulatory authorities including the TSX and NASDAQ. SMTC Canada and SMTC will obtain, prior to the Closing, all requisite corporate approvals (except that requisite shareholder approvals will be obtained after Closing, as discussed under “Shareholder Approval” below) and all requisite third party consents for the transaction. Representatives of SMTC and SMTC Canada will be available at reasonable times to assist in Orion’s marketing efforts. The Underwriters and their representatives shall be provided reasonable access to all items necessary for due diligence prior to Closing.

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

Underwriting Basis:	Fully underwritten on a bought deal basis subject to the terms outlined herein. A formal underwriting agreement (the “Underwriting Agreement”) reflecting the terms of this letter will be negotiated in good faith between Orion, SMTC and SMTC Canada prior to Closing. The Underwriting Agreement shall include representations, warranties, conditions, termination rights and indemnities of SMTC and SMTC Canada in favour of the Lead Underwriter as are usual in transactions of this kind.

Closing Date:	On or about March 3, 2004 or such other date as may be agreed to by the Company and Orion.

Warrant Terms:	Each whole Warrant forming part of a Unit shall be exercisable for one Exchangeable Share at any time on or prior to the fifth anniversary at an exercise price equal to C$1.85. SMTC Canada shall use its commercially reasonable efforts to obtain TSX approval for the exercise price and shall involve the Lead Underwriters’ counsel in all communications with the TSX. The terms of the Warrants shall include customary anti-dilutive protections.

Termination:	Any Underwriter may terminate this letter or the Underwriting Agreement, as the case may be, by notice in writing to the SMTC Canada at any time following the date hereof and prior to the time of closing on the Closing Date if:

(a) material change - there shall be any material change in the affairs of SMTC or SMTC Canada, or there should be discovered any previously undisclosed material fact, in relation to SMTC, or SMTC Canada or any of their respective affilates, or there should occur a change in a material fact, in relation to SMTC, or SMTC Canada or any of their respective affiliates, in each case which, in the opinion of the Underwriters, has or could reasonably be expected to have a materially adverse effect on the market price or value of the Exchangeable Shares or the Common Shares; or

(b) no proceedings - any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX or NASDAQ or any securities regulatory authority (other than any such inquiry, action, suit investigation or other proceeding or order relating solely to any of the Underwriters) or any law or regulation is enacted or changed which in the reasonable opinion of the Underwriters, operates to prevent or restrict the trading of the Exchangeable Shares or the Common Shares or materially and adversely affects or could be expected to materially and adversely affect the market price or value of the Exchangeable Shares or the Common Shares; or

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

(c) disaster out - if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, any acts of terrorism or hostilities or escalation thereof or other calamity or crises, or any law or regulation which in the reasonable opinion of the Underwriters, materially adversely affects, or could be expected to materially adversely affect, the financial markets in Canada or the United States or the business, operations or affairs of SMTC or SMTC Canada and their subsidiaries taken as a whole.

Shareholder Approval:	It is understood by the Lead Underwriter, SMTC Canada and SMTC that the issuance of a portion of the Units will require shareholder approval of SMTC Canada and the issuance of Underlying Common Shares will require shareholder approval of SMTC, and that each such corporation and its management and board of directors will seek and (subject to fiduciary duties) publicly recommend such approval forthwith, and shall use its commercially reasonable best efforts to hold a meeting of each such corporation’s shareholders (unless a meeting of SMTC is not required by the TSX) for such purpose within 60 days following the Closing of this offering, but in any event no later than 90 days following the closing of the offering. In the event that either SMTC or SMTC Canada does not obtain its requisite shareholders’ approval, then it is further agreed and understood that, subject to NASDAQ approval, Purchasers will be allowed for a period of five business days following the date the stockholders declined to approve the Offering to subscribe, on a pro rated basis, for Units representing (i) and aggregate number of underlying Exchangeable Shares that does not exceed 25% of all such issued and outstanding shares and (ii) an aggregate number of Underlying Common Shares that, together with the Underlying Common Shares issuable on exchange of the securities described in (i), does not exceed 19.9% of the issued and outstanding shares of common stock of SMTC (“Allowable Subscriptions”).

Escrow:	The net proceeds of the offering will be deposited by the Lead Underwriter directly with a custodian acceptable to the Lead Underwriter, acting reasonably, until such time as shareholder approval and the bank debt restructuring approval is received. It shall be a further condition in favour of the Special Warrant holders of the release of the net proceeds to SMTC Canada, that no Insolvency Event (as defined in Schedule “C”) has occurred and is continuing. The custodian shall invest the net proceeds of the offering in government securities until they are returned to the purchasers hereunder or they become the property of SMTC Canada upon satisfaction of all of the escrow conditions set out herein.

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

In the event that the requisite shareholder approvals are not received or an Insolvency Event occurs and is continuing, then any amount held in escrow by the custodian (in excess of Allowable Subscription amounts if Purchasers elect to make the Allowable Subscription), together with any interest earned on that portion of the escrowed funds, shall be returned and or paid by the custodian to the Lead Underwriter for the benefit of the purchasers of the offering.

It is agreed and understood that SMTC’s and SMTC Canada’s existing bank debt will be contemporaneously restructured in accordance with Schedule “B” attached hereto, and that such restructuring shall occur on or promptly following any shareholder approval of the offering or in the event such restructuring is not completed in accordance with Schedule “B” attached hereto, a restructuring is completed in a manner and form satisfactory to the Lead Underwriter in its sole discretion, acting reasonably. Should such restructuring not occur in accordance with Schedule “B” or to the satisfaction of the Lead Underwriter, at its sole discretion, the custodian shall be obliged to return to the Lead Underwriter on behalf of the purchasers of this offering an amount equal to the amount in escrow, and SMTC Canada shall be obliged to pay to the Lead Underwriter on behalf of the purchasers of the offering an amount equal to the gross proceeds of the offering, together with any interest earned on the escrowed proceeds, less the amount paid by the custodian, unless the Lead Underwriter elects to consummate the Closing.

Until such time as the above approvals/steps occur, the amounts held in escrow as noted above will not be the property of SMTC Canada.

Due Diligence:	SMTC and SMTC Canada will provide the Underwriters and their representatives with access, for the purpose of conducting their due diligence investigations, to SMTC’s and SMTC Canada’s respective senior management, Audit Committee Chair, employees, auditors and consultants, as well as to all books and records of SMTC and SMTC Canada. Due diligence will include a review of senior management, and senior management will sign a form authorizing such review upon request by the Lead Underwriter. Management, the SMTC’s and SMTC Canada’s auditors, counsel and the chairs of their respective Audit Committees will participate in oral diligence sessions.

Commission:	6% of gross proceeds on the sale of Special Warrants to be paid as cash commission at Closing. The Commission shall be deducted from the gross proceeds of the Offering at the time of Closing.

Costs and Expenses:	All reasonable costs and expenses of the Offering, whether or not completed, will be borne by SMTC Canada and SMTC, including the reasonable costs and disbursements of the Lead Underwriter and their legal counsel (and the other syndicate members, if applicable). Such reasonable costs and expenses shall be deducted from the gross proceeds of the Offering at the time of Closing.

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

Indemnity:	SMTC Canada and SMTC hereby agree to indemnify and save harmless the Lead Underwriter and any Underwriters and each and every one of its directors, officers, shareholders, employees and agents (collectively, the “Underwriters’ Personnel”) from and against any and all losses (excluding loss of profits), claims, actions, causes of action, demands, costs, damages, expenses or liabilities to which the Lead Underwriter or any Underwriters’ Personnel may become subject to or suffer or incur whether under the provisions of any statute or otherwise, including costs and expenses reasonably incurred by the Lead Underwriter or any Underwriters’ Personnel in connection with investigating, defending or settling any action or claim or proceeding commenced in connection therewith insofar as such losses, claims, actions, causes of action, demands, costs, expenses or liabilities are caused by or arise out of or are based on, directly or indirectly, the Lead Underwriter acting as underwriter of SMTC Canada in connection with the offering or in carrying out the terms herein except to the extent any losses, expenses, claims, actions, costs, damages or liabilities incurred are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted from the negligence or wilful misconduct of the Lead Underwriter or the Underwriters’ Personnel, as applicable.

Alternative Business Transactions:	If (i) the offering is cancelled by SMTC and SMTC Canada and an Alternative Business Transaction (as defined below) is completed within a period that is 12 months from the date of this letter agreement, SMTC and SMTC Canada shall pay to the Lead Underwriter, in addition to amounts paid or payable to Lead Underwriter hereunder in reimbursement of the Lead Underwriters’ expenses, Cdn$900,000 on completion of such Alternative Business Transaction and (ii) the offering is completed and SMTC or SMTC Canada fail to obtain the shareholders approval described under “Shareholder Approval” above and an Alternative Business Transaction is completed within a period that is 12 months from the date of this letter agreement, SMTC and SMTC Canada shall pay to each Purchaser, (with respect to the number of Exchangeable Shares included in Special Warrants that were held in escrow for the benefit of such Purchaser (or its assignees) at the time the stockholders declined to approve the offering minus the number of Exchangeable Shares purchased by such Purchaser (or its assignees) pursuant to the Allowable Subscription) an amount equal to one-half of the difference between the average market price of the Exchangeable Shares at the close of business for the period that is ten trading days leading up to the date of the shareholder’s meeting called to approve the offer and the subscription price of the Units contemplated herein, such payment to be made on completion of such Alternative Business Transaction. An “Alternative Business Transaction” means the issuance of equity securities of SMTC Canada or SMTC or securities of SMTC Canada or SMTC convertible or exchangeable into equity securities of SMTC Canada or SMTC resulting in the issuance in

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

excess of 10% of the aggregate number of Common Shares and Exchangeable Shares outstanding on the date of this letter agreement on a fully diluted basis (without duplication and other than (i) pursuant to SMTC’s stock option plan or share purchase plan, and (ii) any instrument convertible into or exchangeable for voting securities of SMTC that is outstanding on the date hereof) or a business transaction involving a change in the control of SMTC including a merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the assets of SMTC (which for greater certainty excludes all internal reorganizations currently contemplated in SMTC’s business plans). An Alternative Business Transaction shall not include a restructuring of SMTC’s existing bank debt (i) without third party equity capital; or (ii) that is on terms and conditions and that provides SMTC’s existing lenders with consideration that in aggregate is less favourable than as provided in Schedule “B”.

Standstill Period:	Each of SMTC and SMTC Canada and their respective subsidiaries agrees that for a period of 120 days following the Closing Date, it will not sell or issue, or enter into any agreement to sell or issue, any of their respective equity securities (or securities convertible into such equity securities) in excess of 5% of the total value or number of such securities outstanding following completion of the offering (other than the grant of options pursuant to either corporation’s stock option plans or stock purchase plan or the issuance of securities on the exercise of previously granted options, warrants or other securities of such corporation or in connection with any acquisition, strategic investments or strategic alliance involving the SMTC or SMTC Canada or any securities issuable pursuant to Schedule “B”) without the prior written consent of Orion, such consent not to be unreasonably withheld or delayed. For greater certainty, this provision will no longer apply if the offering is not completed or if shareholder approval is not obtained.

Lock-ups:	Under separate cover, Bain Capital and Celerity will agree to vote their shares in favour of the transactions contemplated hereby and by Schedule “B” and will agree to the same restrictions on sale of their interests in SMTC and/or SMTC Canada as are set forth in Schedule “B” under the heading “Lock-Up”.

Other:

SMTC covenants that it is engaged in a best efforts attempt to hire a suitable full-time Chief Financial Officer who will replace the individual who is currently acting in such capacity on an interim basis. Contemporaneously with the completion of this transaction, SMTC will engage in a best efforts attempt to hire a suitable full-time Chief Executive Officer who will replace the individual who is currently acting in such capacity on an interim basis.

Forthwith upon reconfirmation of this offer by the Lead Underwriter, the Company will issue a press release(s) in Canada and in the United States and highlights of the Company’s Q4 2003 financial results, banking arrangements,

SMTC MANUFACTURING CORPORATION OF CANADA

Offering of Special Warrants

NASDAQ listing status, management succession plans and near term business outlook. The press release(s) shall be subject to prior approval of the Underwriter, acting reasonably. The Company will issue a separate press release with respect to the agreement formed hereby in accordance with applicable legal requirements.

SMTC covenants that the financial model and financial forecasts prepared by management and delivered to the Lead Underwriter on January 30, 2004 (and by SMTC to CIBC World Markets Inc. on February 12, 2004) for the purposes of this Offering have been prepared in good faith, are the projections used for internal management purposes, and have been reviewed with the board of directors of SMTC.

If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this letter agreement, but this letter agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Upon acceptance hereof by SMTC and SMTC Canada, this letter will reflect the agreement between the parties with respect to the subject matter hereof and supersede all prior agreements or arrangements pertaining thereto, whether written or oral. No amendment of the provisions hereof shall be effective unless such amendment is reduced to writing and executed on behalf of each of the parties hereto.

Time shall be of the essence with respect to the agreements contained in this letter and all aspects hereof.

Approvals:	Each of SMTC and SMTC Canada represents and warrants that it has all requisite contractual, board and shareholder approvals required to comply with its obligations hereunder, except where explicitly stated otherwise herein.

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Offering of Special Warrants

SCHEDULE “B”

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Offering of Special Warrants

SCHEDULE “C”

“Insolvency Event” shall occur if,

(i) SMTC or SMTC Canada (a) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, administrator, trustee, liquidator or other similar official for itself or for all or substantially all of its assets (b) makes a general assignment for the benefit of creditors or a proposal under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada) or a similar law of any applicable jurisdiction, (c) institutes any proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any statute, rule or regulation relating to bankruptcy, insolvency, reorganization, relief or protection of debtors; or

(ii) any proceeding against SMTC or SMTC Canada has been commenced to: (a) adjudicate it a bankrupt or insolvent; (b) result in the liquidation, dissolution winding-up, reorganization, arrangement, adjustment, protection or relief or composition of it or its debts under any statute, rule or regulation relating to bankruptcy, insolvency, reorganization, relief or protection of debtors; or (c) result in the appointment of a receiver, custodian, administrator, trustee, liquidator or other similar official for it or for all or any material part of its assets, and, in each case, such proceeding remains undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding shall occur.